Exhibit 4.2d

                               THE CIT GROUP, INC.

                                       and

                          BANK ONE TRUST COMPANY, N.A.,

                                   as Trustee

                                       and

                           BANK ONE NA, LONDON BRANCH

               as London Paying Agent and London Calculation Agent

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE

                             Dated as of May 9, 2001

            (Supplement to Indenture dated as of September 24, 1998)

      FIRST SUPPLEMENTAL INDENTURE dated as of May 9, 2001 between THE CIT GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), BANK ONE TRUST COMPANY, N.A., a national banking association, as trustee (the "Trustee") successor to The First National Bank of Chicago, a bank duly organized under the laws of the State of New York, and BANK ONE NA, LONDON BRANCH, as London Paying Agent and London Calculation Agent.

      WHEREAS, the Corporation has heretofore executed and delivered to the Trustee an Indenture dated as of September 24, 1998 between the Corporation and the Trustee (the "Original Indenture"), providing for the issuance by the Corporation from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Debt Securities") up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Corporation; and

      WHEREAS, the Original Indenture incorporates by reference Articles One through Fifteen of The CIT Group, Inc. Standard Multiple-Series Indenture Provisions dated as of September 24, 1998 and filed with the Securities and Exchange Commission on September 24, 1998 (the "Standard Global Provisions"); and

      WHEREAS, Section 14.01 of the Original Indenture provides that the Corporation and the Trustee may enter into a supplemental indenture without the consent of the holders of the Debt Securities in order to establish the form or forms or terms of Debt Securities of any series pursuant to Section 2.01 and
Section 3.01 of the Original Indenture and to make such other provisions in regard to matters or questions arising under the Original Indenture which shall not adversely affect the interests of the holders of the Debt Securities; and

      WHEREAS, the Corporation desires to appoint Bank One NA, London Branch as London Paying Agent and London Calculation Agent hereunder and Bank One NA, London Branch desires to accept such appointment on the terms and conditions set forth herein; and

      WHEREAS, the Corporation has determined that this First Supplemental Indenture complies with Section 14.01(a) and (c) and does not require the consent of any holders of Debt Securities. On the basis of the foregoing, the Trustee has determined that this First Supplemental Indenture is in form satisfactory to it; and

      WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid agreement of the Corporation according to its terms, have been done and performed, and the execution and delivery of this First Supplemental Indenture have in all respects been duly authorized.

      NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

      In consideration of the premises herein contained, of the purchase and acceptance of the Debt Securities by the Holders thereof and of the sum of one dollar


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duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Corporation covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities or of any series thereof and any related coupons, as follows:

      1. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      2. Section 1.02 of the Standard Global Provisions is amended and supplemented by adding the following definitions therein, in the appropriate alphabetical sequence:

      Component Currency:

      The term "Component Currency" has the meaning specified in Section
      2.10(e).

      Conversion Event:

      The term "Conversion Event" means the unavailability of any Foreign Currency or currency unit due to the imposition of exchange controls or other circumstances beyond the Corporation's control.

      Currency Determination Agent:

      The term "Currency Determination Agent", with respect to Debt Securities of any series, means, unless otherwise specified in the Debt Securities of any series, a New York Clearing House bank designated pursuant to Section
      2.10 or Section 2.11.

      Dollars:

      The term "Dollars" and the sign "$" mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Election Date:

      The term "Election Date" has the meaning specified in Section 2.10(e).

      Foreign Currency:

      The term "Foreign Currency" means a currency issued and actively maintained as a country's recognized unit of domestic exchange by the government of any country other than the United States and such term shall include the euro.


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

      Judgment Date:

      The term "Judgment Date" has the meaning specified in Section 7.13.

      LIBOR:

      The term "LIBOR" means, with respect to any series of Debt Securities, the rate specified as LIBOR for such Debt Securities in accordance with
      Section 2.01.

      LIBOR Currency:

      The term "LIBOR Currency" means the currency specified pursuant to Section
      2.01 as to which LIBOR will be calculated or, if no currency is specified pursuant to Section 2.01, Dollars.

      LIBOR Security:

      The term "LIBOR Security" means any Debt Security which bears interest at a floating rate calculated with reference to LIBOR.

      London Business Day:

      The term "London Business Day" means, with respect to any LIBOR Security, a day on which commercial banks are open for business, including dealings in the LIBOR Currency, in London.

      London Paying Agent:

      The term "London Paying Agent" means Bank One NA, London Branch or any other Person authorized by the Corporation to serve as London Paying Agent and to pay the principal of (and premium, if any) or interest, if any, on any Debt Securities of any series denominated in euros on behalf of the Corporation.

      Market Exchange Rate:

      The term "Market Exchange Rate" with respect to any Foreign Currency or currency unit on any date means, unless otherwise specified in accordance with Section 2.01, the noon buying rate in The City of New York for cable transfers in such Foreign Currency or currency unit as certified for customs purposes by the Federal Reserve Bank of New York for such Foreign Currency or currency unit.

      Paying Agent:

      The term "Paying Agent" means Bank One Trust Company, N.A. or any other Persons authorized by the Corporation to pay the principal of (and premium, if any) or interest, if any, on any Debt Securities of any series denominated in Dollars on behalf of the Corporation.


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      Place of Payment:

      The term "Place of Payment", when used with respect to the Debt Securities of any particular series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable, as contemplated by Section 2.01.

      Principal Financial Center:

      The term "Principal Financial Center" means, unless otherwise specified in accordance with Section 2.01:

      o the capital city of the country issuing the Foreign Currency or currency unit, except that with respect to Dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively, or

      o the capital city of the country to which the LIBOR Currency relates, except that with respect to Dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively.

      Stock Exchange

      The term "Stock Exchange", unless specified otherwise with respect to any particular series of Debt Securities, means the Luxembourg Stock Exchange.

      Substitute Date:

      The term "Substitute Date" has the meaning specified in Section 7.13.

      3. Section 1.02 of the Standard Global Provisions is hereby amended and supplemented by deleting the definition of "Business Day" contained therein and replacing such definition with the following definition:

      Business Day:

      The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Debt Securities not denominated in Dollars, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Foreign Currency or currency unit or, if the Foreign Currency or currency unit is euro, the day is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to LIBOR Securities, the day is also a London Business Day.

      4. Section 1.02 of the Standard Global Provisions is hereby amended and supplemented by deleting the definition of "Depositary" contained therein and replacing such definition with the following definition:

      Depositary:

      The term "Depositary" means with respect to the Debt Securities of any series issuable or issued in the form of a Global Security, the clearing agency designated as Depositary by the Corporation pursuant to Section
      2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each clearing agency who is then a Depositary hereunder, and if at any time there is more than one such clearing agency, "Depositary" as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Debt Securities of that series.

      5. Section 1.02 of the Global Standard Provisions is hereby amended and supplemented by deleting the definition of "U.S. Government Obligations" contained therein and replacing such definition with the following definition:

      Government Obligations:

      The term "Government Obligations" means securities which are (i) direct obligations of the government which issued the currency in which the Debt Securities of a particular series are payable (except as provided in Sections 2.10(b) and 2.10(d), in which case with respect to Debt Securities for which an election has occurred pursuant to Section 2.10(b), or a Conversion Event has occurred as provided in Section 2.10(d), such obligations shall be issued in the currency or currency unit in which such Debt Securities are payable as a result of such election or Conversion Event) or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the government which issued the currency in which the Debt Securities of such series are payable (except as provided in Sections 2.10(b) and 2.10(d), in which case with respect to Debt Securities for which an election has occurred pursuant to Section 2.10(b), or a Conversion Event has occurred as provided in Section 2.10(d)), such obligations shall be issued in the currency or currency unit in which such Debt Securities are payable as a result of such election or Conversion Event), the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof.

      6. Section 2.01 of the Global Standard Provisions is amended by adding the following language to the end of subsection (13) thereof:

      "and the particular provisions applicable thereto, in accordance with, in addition to or in lieu of the provisions of Section 2.10"

      7. Section 2.01 of the Global Standard Provisions is amended and supplemented by deleting the word "and" at the end of subsection (17), inserting the following subsections (18) and (19) after subsection (17) thereof and renumbering subsection (18) as subsection (20):

      "(18) if the principal of (and premium, if any) and interest, if any, on the Debt Securities of that series are to be payable, at the election of the Corporation or a holder of a beneficial interest in a Global Security thereof, in a currency or currency unit other than that in which such Debt Securities are denominated or stated to be payable, in accordance with provisions in addition to or in lieu of, or in accordance with the provisions of, Section 2.10, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such Debt Securities are denominated or stated to be payable and the currency or currency unit in which such Debt Securities are to be so payable;

      (19) the designation of the original Currency Determination Agent, if any; and"

      8. Section 2.04 of the Global Standard Provisions is amended and supplemented by adding the following paragraphs at the end thereof:

      "Notwithstanding the foregoing, a holder of $1,000,000 or more in aggregate principal amount of Debt Securities of any series of Global Securities (or its equivalent in a Foreign Currency, if the currency unit is a Foreign Currency), whether having identical or different terms and provisions, having the same interest payment dates will be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee for the Debt Securities of such series at least 15 days prior to the applicable interest payment date. In addition to the foregoing, a holder of $1,000,000 or more in aggregate principal amount of Debt Securities of any series of Global Securities (or its equivalent in a Foreign Currency, if the currency unit is a Foreign Currency), whether having identical or different terms and provisions, having the same Maturity will be entitled to receive payment at Maturity by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee for the Debt


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

      Securities of such series at least 15 days prior to Maturity; provided; however, that such payments shall be made subject to applicable laws and regulations and only after surrender of the Global Securities to the Corporation, the corporate trust office or the Paying Agent or the London Paying Agent, as applicable, for such Global Securities not later than one Business Day prior to Maturity. Any wire instructions received by the Trustee for the Securities of such series shall remain in effect until revoked by the Holder.

      Unless otherwise provided or contemplated by Section 2.01, every permanent Global Security will provide that interest, if any, payable on any interest payment date will be paid to the Depositary or its nominee or any clearing agency or Paying Agent or London Paying Agent or their respective nominees as the registered owner and holder of the Global Security."

      9. Article Two of the Global Standard Provisions is amended and supplemented by adding the following Sections 2.09, 2.10, 2.11 and 2.12 at the end thereof:

      "Section 2.09. All Debt Securities included in any one series need not be issued by the Corporation at the same time. Unless otherwise provided, a series may be reopened for issuances of additional securities in such securities upon delivery of an Officer's Order to the Trustee.

      Section 2.10. Unless otherwise specified in accordance with Section 2.01 with respect to any series of Debt Securities, the following provisions shall apply:

      (a) Except as provided in paragraphs (b) and (d) below, the principal of, premium, if any, and interest on Debt Securities of any series denominated in a Foreign Currency or currency unit will be payable by the Corporation in Dollars based on the equivalent of that Foreign Currency or currency unit converted into Dollars in the manner described in paragraph (c) below.

      (b) It may be provided pursuant to Section 2.01 with respect to Debt Securities of any series denominated in a Foreign Currency or currency unit that holders of beneficial interests in a Debt Security shall have the option, subject to paragraph (d) below, to receive payments of principal of, premium, if any, and interest on such Debt Securities in such Foreign Currency or currency unit by delivering to the Trustee (or to any duly appointed Paying Agent or London Paying Agent) for such Debt Securities of that series a written election, to be in form and substance satisfactory to such Trustee (or to any such Paying Agent or London Paying Agent), not later than the close of business on the Election Date immediately preceding the applicable payment date. If a holder so elects to receive such payments in such Foreign Currency or currency unit, such election will remain in effect for such holder until changed by such holder by written notice to the Trustee (or to any such Agent) for the Debt Securities of that series; provided, however, that any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date; and provided, further, that no such change or election may be made with respect to payments to be made on any Debt Security of such series with respect to which an Event of Default has occurred, the Corporation has exercised any defeasance, satisfaction or discharge options pursuant to Article Twelve or notice of redemption has been given by the Corporation pursuant to Article Four. If any holder makes any such election, such election will not be effective as to any transferee of such Holder and such transferee shall be paid in Dollars unless such transferee makes an election as specified above. Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee (or to any duly appointed Paying Agent or London Paying Agent) for the Debt Securities of such series not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in Dollars.

      (c) With respect to any Debt Securities of any series denominated in a Foreign Currency or currency unit and payable in Dollars, the amount of Dollars so payable will be determined by the Currency Determination Agent based on the highest indicative quotation in The City of New York selected by the Currency Determination Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date. Such selection shall be made from among the quotations appearing on the bank composite or multi-contributor pages of three recognized foreign exchange dealers (one of which may be the Currency Determination Agent). The first three such foreign exchange dealers selected by the Currency Determination Agent which are offering quotes on the specified Foreign Currency shall be used. If such quotations are unavailable from at least three recognized foreign exchange dealers payments shall be made in the Foreign Currency or currency unit. All currency exchange costs associated with any payment in Dollars on any such Registered Securities will be borne by the holder thereof by deductions from such payment.

      (d) If a Conversion Event occurs with respect to a Foreign Currency or currency unit in which Debt Securities of any series are payable, then with respect to each date for the payment of principal of, premium, if any, and interest on the Debt Securities of that series occurring after the last date on which such Foreign Currency or currency unit was used, the Corporation may make such payment in Dollars. The Dollar amount to be paid by the Corporation to the Trustee for the Debt Securities of such series and by such Trustee or any Paying Agent for the Debt Securities of such series to the holders of such Debt Securities with respect to such payment date shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate as of the second Business Day preceding the applicable payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise established pursuant to Section 2.01 with respect to such series of Debt Securities; provided; however, that if a Conversion Event occurs with respect to the euro, the equivalent of the euro in Dollars as of any date shall be determined by the Currency Determination Agent on the following basis: The Component Currencies of the euro for this purpose shall be the currency amounts that were components of the euro as of the last date on which the ECU was used in the European Monetary System. The equivalent of the euro in Dollars shall be calculated by aggregating the Dollar equivalents of the Component Currencies. The Dollar equivalent of each of the Component Currencies shall be determined by the applicable Paying Agent, London Paying Agent or the Currency Determination Agent on the basis of the most recently available Market Exchange Rates for such components. Any payment in respect of such Debt Security made under such circumstances in Dollars will not constitute an Event of Default hereunder.

      (e) For purposes of this Indenture the following terms shall have the following meanings:

      A "Component Currency" shall mean any currency which is a component currency of any currency unit.

      "Election Date" shall mean, for the Debt Securities of any series, the date specified pursuant to Section 2.01(18).

      (f) Notwithstanding any other provisions of this Section 2.10, the following shall apply: (i) if the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion, (ii) if two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such a single currency, (iii) if any Component Currency is divided into two or

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            more currencies, the amount of that original Component Currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former Component Currency immediately before such division and (iv) in the event of an official redenomination of any currency (including, without limitation, a currency unit), the obligations of the Corporation to make payments in or with reference to such currency on the Debt Securities of any series shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.

      (g) All determinations referred to in this Section 2.10 made by the Currency Determination Agent shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the holders of the applicable Debt Securities. The Currency Determination Agent shall promptly give written notice to the Trustee for the Securities of such series of any such decision or determination. The Currency Determination Agent shall promptly give written notice to the Trustee of any such decision or determination. The Currency Determination Agent shall have no liability for any determinations referred to in this Section
            2.10 made by it.

      (h) The Trustee for the Debt Securities of a particular series shall be fully justified and protected in relying and acting upon information received by it from the Corporation and the Currency Determination Agent with respect to any of the matters addressed in or contemplated by this Section 2.10 and shall not otherwise have any duty or obligation to determine such information independently.

      Section 2.11. If and so long as the Debt Securities of any series (i) are denominated in a currency unit or a currency other than Dollars or (ii) may be payable in a currency unit or a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Corporation shall maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent. The Corporation shall cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 2.10 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency or currency unit into the applicable payment currency or currency unit for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 2.10.

      No resignation of the Currency Determination Agent and no appointment of a successor Currency Determination Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Currency Determination Agent as evidenced by a written instrument delivered to the Corporation and the Trustee of the appropriate series of Debt Securities accepting such appointment executed by the successor Currency Determination Agent.

      If the Currency Determination Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Currency Determination Agent for any cause, with respect to the Debt Securities of one or more series, the Corporation, by an Officer's Order, shall promptly appoint a successor Currency Determination Agent or Currency Determination Agents with respect to the Debt Securities of that or those series (it being understood that any such successor Currency Determination Agent may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall only be one Currency Determination Agent with respect to the Debt Securities of any particular series).

      Section 2.12. Subject to Section 2.10, each reference to any currency or currency unit in any Debt Security, or in the Board Resolution or supplemental indenture relating thereto, shall mean only the referenced currency or currency unit and no other currency or currency unit.

      The Trustee and each Paying Agent and London Paying Agent shall segregate moneys, funds and accounts held by the Trustee and such Paying Agent or London Paying Agent in one currency or currency unit from any moneys, funds or accounts held in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee or any Paying Agent or London Paying Agent to commingle such amounts.

      Whenever any action or act is to be taken hereunder by the holders of Debt Securities denominated in a Foreign Currency or currency unit, then for purposes of determining the principal amount of Debt Securities held by such holders, the aggregate principal amount of the Debt Securities denominated in a Foreign Currency or currency unit shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee for such series in an Officers' Certificate for such Foreign Currency or currency unit into Dollars as of the date the taking of such action or act by the holders of the requisite percentage in principal amount of the Debt Securities is evidenced to such Trustee."

      10. Article Six of the Global Standard Provisions is amended and supplemented by deleting the existing Section 6.02 thereof and replacing it with the following Section 6.02:


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

      "Section 6.02. If Debt Securities of a series are issuable only as Global Securities the Corporation will maintain in each Place of Payment for that series an office or agency where Debt Securities of that series may be presented or surrendered for payment, an office or agency where Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation with respect to the Debt Securities of that series and this Indenture may be served. If Debt Securities of a series are issuable in definitive form, the Corporation will maintain (A) an office or agency (which may be the same office or agency) in a Place of Payment for that series in the United States where any Global Securities of that series may be presented or surrendered for payment, where any Global Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange, where notices and demands to or upon the Corporation in respect of the Debt Securities of that series and this Indenture may be served and where definitive securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Debt Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Debt Securities of that series are listed on the Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Corporation will maintain a Paying Agent for the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Global Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where notices and demands to or upon the Corporation in respect of the Debt Securities of that series and this Indenture may be served. The Corporation will give prompt written notice to the Trustee for the Debt Securities of that series of the location, and any change in the location, of any such office or agency. If at any time the Corporation shall fail to maintain any such required office or agency in respect of any series of Debt Securities or shall fail to furnish the Trustee for the Debt Securities of that series with the address thereof, such presentations (to the extent permitted by law), and surrenders of Debt Securities of that series may be made and notices and demands may be made or served at the corporate trust office of such Trustee, except that securities issued in definitive form of that series and the related coupons may be presented and surrendered for payment at the offices specified in the Debt Security, and the Corporation hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

      No payment of principal (and premium, if any) or interest, if any, on securities issued in definitive form shall be made at any office or agency of the Corporation in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Payments will not be made in respect of securities issued in definitive form or coupons appertaining thereto pursuant to presentation to the Corporation or its designated Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest, if any, on any securities issued in definitive form denominated and payable in Dollars will be made at the office of the Corporation's Paying Agent in the United States, if, and only if, payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Corporation in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions and the Corporation has delivered to the Trustee an Opinion of Counsel to that effect.

      The Corporation may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Debt Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Corporation will give prompt written notice to the Trustee for the Debt Securities of each series so affected of any such designation or rescission and of any change in the location of any such office or agency."

      11. Section 6.03 of the Global Standard Provisions is amended and supplemented by deleting the existing Section 6.03 thereof and replacing it with the following Section 6.03:

      "Section 6.03.

      (a) The Corporation agrees, for the benefit of the holders from time to time of the Debt Securities, that, until all of the Debt Securities of the applicable series are no longer outstanding or until moneys for the payment of all of the principal of and interest on all outstanding Debt Securities of such series shall have been made available at the principal office of the Paying Agents, whichever occurs earlier, there shall at all times be a Paying Agent hereunder. The Corporation agrees, for the benefit of the holders from time to time of the Debt Securities of any series denominated in euros, that, until all of the Debt Securities of the applicable series are no longer outstanding or until moneys for the payment of all of the principal of and interest on all outstanding Debt Securities of such series denominated in euros shall have been made available at the principal office of the London Paying Agent, whichever occurs earlier, there shall at all times be a London Paying Agent hereunder. The Corporation hereby appoints Bank One Trust Company, N.A., at present having an office at 153 W.51st Street, New York, New York, as its principal paying agent in New York, BNP Paribas Luxembourg, at present having an office at 10A Boulevard Royale, 2093, Luxembourg, and, to the extent any series of Debt Securities are denominated in euros as provided in Section 2.01, Bank One NA, London Branch, at present having an office at 27 Leadenhall Street, London EC3A 1AA, as London Paying Agent in respect of the Debt Securities, upon the terms and subject to the conditions herein and therein set forth, it being understood that in their capacity as Paying Agents hereunder, Bank One Trust Company, N.A., BNP Paribas Luxembourg and Bank One NA, London Branch, will perform their duties exclusively through their offices in New York, Luxembourg and London, respectively. The Paying Agents and London Paying Agent shall arrange for the payment, from funds furnished by the Corporation to the Paying Agents or London Paying Agent, as applicable, of the principal of and interest on each series of Debt Securities on the date such payments become due and payable. With respect to each series of Debt Securities for which Bank One Trust Company, N.A., BNP Paribas Luxembourg and Bank One NA, London Branch, serve as Paying Agents or London Paying Agent, such Paying Agent or London Paying Agent shall have the powers and authority granted to and conferred upon them herein and in the notes or other instrument evidencing such series of Debt Securities.

      (b) Until all of the Debt Securities are no longer outstanding, the Corporation shall appoint a Calculation Agent. The Corporation hereby appoints Bank One Trust Company, N.A, at present having an office at 153 W.51st Street, New York, New York, to act as Calculation Agent with respect to each series of Debt Securities issued in Dollars hereunder and appoints Bank One NA, London Branch, at present having an office at 27 Leadenhall Street, London EC3A 1AA, as London Calculation Agent with respect to each series of Debt Securities denominated in euros, upon the terms and subject to the conditions herein set forth. The Calculation Agent and the London Calculation Agent shall calculate the interest applicable to any series of Debt Securities in the manner established pursuant to
            Section 2.01 hereof and in such notes or other instrument evidencing such series of Debt Securities and shall undertake all other services hereinafter described upon the terms and subject to the conditions herein, including, but not limited to, complying with the notice provisions of Section 6.03(c) hereof. The Calculation Agent and the London Calculation Agent shall have the powers and authority granted to and conferred upon it herein and in the notes or other instrument evidencing such series of Debt Securities.

      (c) Each of the Paying Agents, the London Paying Agent, the Calculation Agent and the London Calculation Agent is herein referred to as an "Agent" and they are referred to collectively as the "Agents". Prior to issuing any series of Debt Securities, the Corporation will cause such Agents to execute and deliver to the Corporation (with a copy to the Trustee unless the Trustee or the Paying Agent or the Calculation Agent is also such Agent) a written instrument in which such Agent shall agree to act as such hereunder, subject to the provisions of this Article. The Corporation may also serve as Paying Agent, London Paying Agent, Calculation Agent or London Calculation Agent or appoint any of its affiliates to serve as Paying Agent, London Paying Agent, Calculation Agent or London Calculation Agent. The Corporation will give to the Trustee (unless the Trustee, the Paying Agent or the London Calculation Agent is also such Agent) written notice of any change in the location of any office or agency of the Agents hereunder. The Corporation shall have the right to vary or terminate the appointment of any such office or agency.

      (d) Each Agent accepts its obligations set forth herein upon the terms and conditions hereof and thereof. If an Agent shall change its specified office, it shall give to the Corporation and the Trustee (unless the Trustee, the Paying Agent or the Calculation Agent is also such Agent) not less than 45 days' prior written notice to that effect giving the address of the new office.

      (e)
            (i) The Calculation Agent or the London Calculation Agent, as applicable, shall make all calculations with respect to the rate of interest on floating interest rate notes with respect to each series of Debt Securities and shall notify (x) the Corporation and the Trustee (if different from the Calculation Agent) in accordance with Section 15.07 of the Original Indenture, and any Paying Agent or London Paying Agent, as applicable, with respect to such series in accordance with this Section 6.03(c) and to any stock exchange on which such series of Debt Securities are at the relevant time listed, not later than 12:00 p.m. (London time, in the case of Debt Securities denominated in euros and 12:00 p.m. New York City time, in the case of Debt Securities denominated in Dollars ) on the date on which the rate of interest is to be determined with respect to floating interest rate notes as established pursuant to Section 2.01 and (y) to the registered holders of any floating rate notes in accordance with Section 15.07 of the Original Indenture as soon as possible after their determination but in no event later than the second Business Day thereafter.

            (ii) The Calculation Agent or the London Calculation Agent, as applicable, shall make all calculations with respect to the amount of interest and/or principal due on each interest payment date or at Maturity, as established pursuant to
                  Section 2.01, with respect to each series of Debt Securities and shall notify the Corporation and the Trustee (if different from the Calculation Agent) in accordance with Section 15.07 of the Original Indenture and any Paying Agent or London Paying Agent, as applicable, in accordance with this Section 6.03(c), not later than 12:00 p.m., London time, in the case of Debt Securities denominated in euros and 12:00 p.m. New York City time, in the case of Debt Securities denominated in Dollars, of such amount on the second Business Day prior to the date on which such interest and/or principal is due and payable.

      (f) Any notice or other communication required to be given hereunder shall be delivered in person, sent by letter or telecopier or communicated by telephone (with prompt written confirmation by telecopy) to the Paying Agents or London Paying Agent at the addresses specified in the written instrument delivered to the Corporation by such Agent in accordance with Section 6.03(c). Any notice hereunder given by letter, telecopy or telex shall be deemed to have been received when it would have been received in the ordinary course of post or transmission, as the case may be.

      (g) If the Corporation shall act as its own Paying Agent or London Paying Agent with respect to any series of Debt Securities, it will, on or before each due date of the principal of or interest on such series, set aside, segregate and hold in trust for the benefit of the holders of the Debt Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Corporation will promptly notify the Trustee of any failure to take such action.

      (h) Anything in this Section to the contrary notwithstanding, the Corporation may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Debt Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Corporation or any Paying Agent or London Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent or London Paying Agent.

      (i) In order to provide for the payment of the principal of and interest on the Debt Securities of any series as the same shall become due and payable on any payment date, the Corporation hereby agrees to pay to such account or at such offices of any Paying Agent in New York or Luxembourg or as such Paying Agent shall specify in writing to the Corporation not less than five Business Days prior to the payment date, in the currency of payment with respect to the Debt Securities of such series as designated pursuant to Section 2.01, on each interest payment date and at Maturity of the Debt Securities of such series or any date fixed for redemption of the Debt Securities of such series (in each case determined in accordance with the terms and conditions applicable to such series), in immediately available funds available on such interest payment date or at Maturity, as the case may be, in an aggregate amount which (together with any funds then held by the Paying Agent and available for the purpose) shall be sufficient to pay the entire amount of the principal of and/or interest, as applicable, on the Debt Securities of such series becoming due on such interest payment date or at Maturity, and the Paying Agent shall hold such amount in trust and apply it to the payment of any such principal or interest on such interest payment date or at Maturity. Unless otherwise specified as provided above in this Section 6.03(i) or Section 6.03(j), such aggregate amount shall be paid to the account of the Paying Agent in immediately available funds no later than 11:00 a.m. (Paying Agents' time) on the interest payment date or at Maturity, as the case may be. In the event any Paying Agent or London Paying Agent is not also the Trustee, the Corporation will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree (and by its execution of this First Supplemental Indenture, the London Paying Agent hereby agrees) with the Trustee, subject to the provisions of this Section 6.03 and of Section 12.03,
            (1) that such Paying Agent and London Paying Agent shall hold all sums held by such Paying Agent or London Paying Agent for the payment of the principal of (and premium, if any) or interest, if any, on the Debt Securities of such series in trust for the benefit of the holders of the Debt Securities of such series until such sums shall be paid out to the holders of the Debt Securities of such series or otherwise as herein provided, (2) that such Paying Agent or London Paying Agent shall give to the Trustee notice of any default by the Corporation or any other obligor upon the Debt Securities of such series in the making of any deposit with such Paying Agent and London Paying Agent for the payment of principal (and premium, if any) or interest, if any, which shall have become payable and of any default by the Corporation or any other obligor upon the Debt Securities of such series in making any such payment, and (3) that such Paying Agent and London Paying Agent shall, at any time during the continuance of any such default, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it.

      (j) Anything herein to the contrary notwithstanding, the Corporation shall not later than 10.00 a.m. London time on each date on which any payment of principal (and premium, if any) or interest in respect of any of series of Debt Securities denominated in euros becomes due and payable transfer to Bank One, NA Frankfurt A/C No. 1001701 or such other account as the London Paying Agent may designate in writing in advance to the Corporation and the Trustee such amount of euros as shall be sufficient for the purposes of the payment of principal (and premium, if any) or interest (together with any funds then held by the London Paying Agent and available for the purpose) in immediately available funds or in such funds and at such times (being not later than 10.00 a.m. London time on the relevant due date, or if the due date is not a Business Day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open, on the immediately following Business Day). The Corporation shall ensure that not later than the second

            Business Day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open immediately preceding the date on which any payment is to be made to the London Paying Agent, the London Paying Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made.

      (k) The foregoing provisions of this Section 6.03 are subject to the provisions of Sections 12.04, 12.05 and 12.06."

      12. Article Seven of the Global Standard Provisions is amended and supplemented by adding the following Section 7.13 at the end thereof:

      "Section 7.13 If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Corporation hereunder or under any Debt Security or any related coupon, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Debt Security or coupon, then such conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the "Judgment Date"). If pursuant to any such judgment, conversion shall be made on a date (the "Substitute Date") other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Corporation agrees to pay such additional amounts, if any, as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Debt Security or coupon. Any amount due from the Corporation under this Section 7.13 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Debt Security or coupon. In no event, however, shall the Corporation be required to pay more in the currency or currency unit due hereunder or under such Debt Security or coupon at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Debt Security or coupon so that in any event the Corporation's obligations hereunder or under such Debt Security or coupon will be effectively maintained as obligations in such currency or currency unit, and the Corporation shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date."

      13. Article Eleven of the Global Standard Provisions is amended and supplemented by adding the following Section 11.11 at the end thereof:

      "Section 11.11      In the event that the Trustee is also acting as Paying
      Agent, Authenticating Agent, Calculation Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article Eleven shall also be afforded to such Paying Agent, Authenticating Agent, Calculation Agent or Registrar."

      14. This First Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of Debt Securities hereafter authenticated and delivered under the Indenture shall be bound hereby. The Original Indenture as supplemented by this First Supplemental Indenture is hereby in all respects ratified and confirmed. The provisions of this First Supplemental Indenture shall supersede the provisions of the Original Indenture to the extent the Original Indenture is inconsistent herewith.

      15. The recitals contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of same for the validity or sufficiency of this First Supplemental Indenture.

      16. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

      17. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

                           [Signature Pages to Follow]

      IN WITNESS WHEREOF, The CIT Group, Inc. has caused this First Supplemental Indenture to be executed in its corporate name by its Chairman, Vice Chairman, President, or one of its Vice Presidents, and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, Bank One Trust Company, N.A., in evidence of its acceptance of the trust hereby created, has caused this First Supplemental Indenture to be executed in its corporate name by one of its authorized officers, and its seal to be hereunto affixed and to be attested by one of its authorized officers, and Bank One NA, London Branch, in evidence of its acceptance of the appointment as London Paying Agent and London Calculation Agent hereunder, has caused this First Supplemental Indenture to be executed in its corporate name by one of its authorized officers, and its seal to be hereunto affixed and to be attested by one of its authorized officers, all as of the date first above written.

[CORPORATE SEAL]                       THE CIT GROUP, INC.

                                       By: /s/ Glenn A. Votek
                                          -------------------------------------
                                           Name: Glenn A. Votek
                                           Title: Executive Vice President

Attest:

/s/ Anne Beroza
-----------------------------
Title: Senior Vice President


[CORPORATE SEAL]                       BANK ONE TRUST COMPANY, N.A.,
                                       as Trustee

                                       By: /s/ Christopher Holly
                                          -------------------------------------
                                           Name: Christopher Holly
                                           Title: Assistant Vice President

Attest:

/s/ Steven Wagner
-----------------------------
Title: First Vice President

        [continuation of signature page to First Supplemental Indenture]



                                       BANK ONE NA, LONDON BRANCH
                                       as London Paying Agent and London
                                       Calculation Agent


                                       By: /s/ Anna Hogg
                                          -------------------------------------
                                           Name: Anna Hogg
                                           Title: Assistant Vice President

Attest:


-----------------------------
Title: